SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 7, 2006

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
(State or other jurisdictions of Incorporation)	Commission File Number	(I.R.S. employer identification number)

Innospec Manufacturing Park, Ellesmere Port, Cheshire United Kingdom
(Address of principal executive offices)
CH65 4HF (zip code)

Registrant’s telephone number, including area code: 011 - 44 -151- 355 - 3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

SEC investigation

On February 7, 2006, the staff of the Securities and Exchange Commission notified Innospec Inc. (the “Company”) that it had commenced an investigation to determine whether any violations of the federal securities laws may have occurred in connection with the transactions conducted by the Company and Alcor Chemie Vertriebs GmbH, a Swiss company and indirect subsidiary of the Company (“Alcor”), under the United Nations Oil for Food Program between June 1, 1999 and December 31, 2003. As part of its investigation, the SEC issued a subpoena requiring the production of certain documents concerning these transactions by the Company and Alcor. The Company, and its officers and directors, intend to cooperate with the SEC in its investigation.

Voluntary disclosure of possible violations of the Cuban Assets Control Regulation (the “CACR”) to the Office of Foreign Assets Control (“OFAC”)

In connection with the Company’s previous disclosures to the SEC regarding its voluntary disclosure to OFAC on November 22, 2004, the Company made a further submission to OFAC on January 27, 2006. In this submission, the Company provided additional information to OFAC regarding the previously disclosed transactions involving the sale of fuel additives by Bycosin AB and its non-US subsidiaries, each a former subsidiary of the Company. The Company also disclosed information concerning a series of unrelated transactions involving the sale of TEL to a Cuban entity, which sales the Company believes ended in 1999. The aggregate monetary value of the transactions involving Cuban persons and entities conducted by non-US subsidiaries of the Company is approximately $26.6 million. The Company intends to continue to cooperate with OFAC.

The CACR were issued by the U.S. Government under the Trading With the Enemy Act as amended (50 U.S.C. App. 5(b)). These regulations, in conjunction with the Helms-Burton Act, generally prohibit ‘persons subject to the jurisdiction of the United States’, which includes foreign subsidiaries of U.S. companies, from engaging in business and transactions with Cuba. However compliance with the CACR by European companies is prohibited by Council Regulation No. 2271/96 adopted by the Council of the European Union in November 1996. The U.S. regulations and the European regulations conflict with each other in certain respects. The Company cannot predict how OFAC will interpret the implementation of the CACR or other relevant laws or regulations with respect to the commercial activities involving Cuba of the Company’s current and former non-U.S. subsidiaries. While the Company believes that it is no longer engaged in business with certain entities, persons and countries that are subject to restrictions and sanctions under U.S. trade laws and regulations and that it has taken appropriate steps to achieve compliance with applicable U.S. laws and regulations relating to trade and investment, if the Company or its subsidiaries (current or former) were found not to have complied with such laws or regulations, or any other applicable laws or regulations, including those of jurisdictions the laws of which are conflicting, the Company or its subsidiaries could be subject to fines or other civil or criminal penalties which could be material. The Company cannot predict the timing of further developments, the amount of penalties to which it may be subject in the event of an adverse resolution of this matter, or the final outcome of the voluntary disclosure to OFAC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

By:	/s/ Andrew Hartley
Name:	Andrew Hartley
Title:	Vice President and General Counsel

Date: February 8, 2006

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